Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2010, except for the stock split paragraph of Note 1 and the changes in capitalization paragraph of Note 10, as to which the date is March 5, 2010 in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-162947) and related Prospectus of MaxLinear, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 18, 2010